EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

QC HOLDINGS, INC.

I, the undersigned, being a natural person above the age of eighteen (18) years, for the purpose of forming a corporation under the Kansas General Corporation Code, do hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of the corporation is QC Holdings, Inc.

ARTICLE II

The address of the Registered Office of the Corporation in the State of Kansas is 1718 Central Avenue, Kansas City, Wyandotte County, Kansas 66102, and the name of its Resident Agent at such address is Don A. Early.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

ARTICLE IV

The aggregate number of shares which the Corporation has authority to issue is Thirty Thousand (30,000) shares of Common Stock, One Dollar ($1.00) par value per share, amounting to an aggregate capitalization of Thirty Thousand Dollars ($30,000), and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights, in respect to the shares.

ARTICLE V

The name and mailing address of the Incorporator are: Richard M. Wright, Jr., 2405 Grand Avenue, Suite 1100, Kansas City, Missouri 64108-2521.

ARTICLE VI

The Board of Directors of the Corporation will have the power to make, alter, amend or repeal the Bylaws of the Corporation from time to time.

ARTICLE VII

The duration of the Corporation is perpetual.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 17-6901 of the Kansas General Corporation Code, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 17-6808 of the Kansas General Corporation Code, and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

The Corporation will indemnify its Directors, Officers, employees or agents and all other persons as provided in and to the full extent allowed by Section 17-6305 of the Kansas General Corporation Code.

ARTICLE X

To the fullest extent permitted by the Kansas General Corporation Code as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 24th day of December, 1998

/s/ RICHARD M. WRIGHT JR.
RICHARD M. WRIGHT, JR.

STATE OF MISSOURI	)
) SS.
COUNTY OF JACKSON	)

I, Paula C. Panaris, a Notary Public, do hereby certify that on the 24th day of December, 1998, personally appeared before me RICHARD M. WRIGHT, JR., who being first duly sworn, acknowledged and declared that he is the person who signed the foregoing document as Incorporator and that the statements therein contained are true.

/s/ PAULA C. PANARISI
Notary Public

My commission expires:

12-25-2000